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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion of our report dated March 3, 1999 with respect to the consolidated financial statements and additional information of Esprit Telecom Group plc as of December 31, 1998, September 30, 1997 and September 30, 1996 and for each of the years then ended, included in this Registration Statement (Pre-effective Amendment No. 3 on Form S-3 No. 333-70871 and No. 333-70885) of Global TeleSystems Group, Inc. We also consent to references to our firm under the captions "Experts."

/s/ PricewaterhouseCoopers
London, England

April 5, 1999